                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                October 23, 2002
       ------------------------------------------------------------------
                Date of Report (Date of earliest event reported)



                                  Salton, Inc.
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             (Exact name of registrant as specified in its charter)



               Delaware                   0-19557             36-3777824
     ----------------------------       ------------      -------------------
     (State or other jurisdiction       (Commission          (IRS Employer
           of incorporation)            File Number)      Identification No.)



              1955 W. Field Court, Lake Forest, Illinois    60045
              -----------------------------------------------------
              (Address of principal executive offices)    (Zip Code)



                                 (847) 803-4600
                         -------------------------------
                         (Registrant's telephone number)



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ITEM 5. OTHER EVENTS.

         On October 23, 2002, Salton, Inc. entered into employment agreements with David C. Sabin, Leonhard Dreimann, William B. Rue and David M. Mulder.

         The following summary describes certain material provisions of the employment agreements. A copy of the Company's employment agreements with Mr. Sabin, Mr. Dreimann, Mr. Rue and Mr. Mulder are filed herewith as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and are incorporated by reference herein.

         David C. Sabin (Chairman of the Board), Leonhard Dreimann (Chief Executive Officer), and William B. Rue (President, Chief Operating Officer), each has entered into an employment agreement, effective as of January 1, 2003, which provide for the continued employment of each in his present capacity with the Company through the last day of the fiscal year closest to June 30, 2006; provided that commencing on July 1, 2005, the term is automatically extended each day by one day to create a new one-year term unless a 12-month written notice of an intention not to extend is given by either party. The employment agreements may not be terminated (1) within the two year period after a change in control of the Company nor (2) while a change in control is imminent.

         Each of the executives is entitled to an annual salary at the rate of $600,000, subject to an annual increase (commencing January 1, 2004) of up to 10% based on growth in the Company's EBITDA from the prior calendar year. Each of the executives is entitled to a cash bonus with respect to the 2002 calendar year at a level determined in a manner consistent with past bonus determinations made under the executives' prior employment agreements. In addition, each of the executives is entitled to participate in the Company's 2003 Management Incentive Plan as determined by the Company during each fiscal year ending during the term of the employment agreements (prorated for the initial six month period ending June 28, 2003). The bonus if the company achieves maximum performance goals will be 150% of an executive's salary.

         Under the terms of the employment agreements, if the executive is terminated without cause or resigns with good reason (other than during the two-year period following a change of control), he is entitled to receive: (1) a prorata bonus for year of termination, (2) a lump-sum payment equal to the greater of one year of salary and target bonus (as if the Company achieved target performance goals for the remainder of the fiscal year) or his salary and target bonus for the remainder of the term, (3) a cash payment equal to all unvested benefits forfeited upon termination, and (4) continuation of welfare benefits for the greater of one year or the remainder of the term. If the executive is terminated without cause or resigns with good reason within two years after a change of control of the Company, he is entitled to receive: (1) a prorata bonus for year of termination, (2) a lump-sum payment equal to two times the sum of his annual salary and the greater of (a) target bonus or (b) the actual annual bonus paid or payable to the executive for the last fiscal year,
(3) a cash payment equal to all unvested benefits forfeited upon termination,
(4) full acceleration of vesting on stock options and restricted stock, (5) a lump sum payment of executive's Supplemental Executive Retirement Plan Benefit, and (6) continuation of welfare benefits for three years. In addition, if an executive becomes subject to the 20% excise tax on certain payments made in connection with a change in control, the Company will gross-up the executive for all tax payments only if executive would be more than 10% better off than if severance were capped. Otherwise, the executive's change in control severance will be capped at the largest amount payable without incurring the 20% excise tax.

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         The Company has also entered into an employment agreement, effective as of January 1, 2003, with David M. Mulder (Executive Vice President, Chief Administrative Officer and Senior Financial Officer). The terms of the agreement are substantially the same as those set forth above, except that: (1) the initial term is through the last day of the fiscal year closest to June 30, 2005; (2) the annual salary is $300,000; (3) the annual cash bonuses will be up to 100% of salary; and (4) the change in control severance is capped at the largest amount payable without incurring the 20% excise tax.

         Each of the executives is subject to a confidentiality agreement and an 18-month non-solicitation and non-competition covenant following any termination of employment.

         In connection with the employment agreements, the Company granted to each of Messrs. Sabin, Dreimann and Rue options to purchase 200,000 shares of Common Stock and to Mr. Mulder options to purchase 50,000 shares of Common Stock. The options have an exercise price of $9.00 per share and vest 33-1/3% on each anniversary of the grant date.

         Each of the executives has agreed that, without the approval of a majority of the non-employee directors of the Company: (1) the executive will not sell or otherwise transfer any shares of Common Stock which he beneficially owns as of the date of his employment agreement (including shares of Common Stock underlying any stock options) for a two year period following the execution of his employment agreement; and (2) the executive will not sell or otherwise transfer prior to June 30, 2006 any shares of restricted common stock issued by the Company after the date of his employment agreement or any shares of Common Stock which he acquires upon exercise of the options to purchase shares granted in connection with his employment agreement or any other options granted after the date of his employment agreement. Notwithstanding the foregoing, each executive may (a) sell sufficient shares obtained via exercise of options to cover applicable tax obligations relating to such option exercise,
(b) sell up to 75,000 shares between the first and second anniversary of his employment agreement and (c) make transfers to family members.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Exhibits

                  99.1 Employment Agreement effective as of January 1, 2003 between Salton, Inc. and David C. Sabin

                  99.2 Employment Agreement effective as of January 1, 2003 between Salton, Inc. and Leonhard Dreimann

                  99.3 Employment Agreement effective as of January 1, 2003 between Salton, Inc. and William B. Rue

                  99.4 Employment Agreement effective as of January 1, 2003 between Salton, Inc. and David M. Mulder.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SALTON, INC.


                                           /s/ WILLIAM B. RUE
                                           ----------------------------------
                                           William B. Rue
Dated: October 23, 2002                    President and Chief Operating Officer
                                           and Director



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                                  EXHIBIT INDEX





     EXHIBIT
       NO.                    DESCRIPTION
       --                     -----------

      99.1 Employment Agreement effective as of January 1, 2003 between Salton, Inc. and David C. Sabin

      99.2 Employment Agreement effective as of January 1, 2003 between Salton, Inc. and Leonhard Dreimann

      99.3 Employment Agreement effective as of January 1, 2003 between Salton, Inc. and William B. Rue

      99.4 Employment Agreement effective as of January 1, 2003 between Salton, Inc. and David M. Mulder.



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